                                                                   EXHIBIT 10.25

PROMISSORY NOTE

$500,000.00                                                      Portland Oregon
                                                                 June 24, 2003

      On or about February 8, 2002, microHelix, Inc., successor by merger to mHL Development Co., Inc. ("Maker") made, executed and delivered to Richard G. Sass, ("RGS") three Amended and Restated Promissory Notes (collectively, the "Notes") in the amounts and with the maturity dates stated below:

  FACE AMOUNT OF NOTE:     MATURITY DATE:                   REFERRED TO AS:
  $456,115.00              March 31, 2003                      "Note 1"
  $383.885.00              December 31, 2004                   "Note 2"
  $160,000.00              December 31, 2004                   "Note 3"

      In March 2003, Maker paid Note 1 in full and paid $43,885.00 toward the balance of Note 2. As of the date of this Note, the aggregate unpaid principal balance of Notes 2 and 3 is $500,000. This Note supersedes Notes 2 and 3. Notes 2 and 3 will be canceled as of the date of this Note.

FOR VALUE RECEIVED, Maker promises to pay to the order of RGS in lawful money of the United States of America, the principal amount of Five Hundred Thousand Dollars ($500,000.00) together with interest on such amount as set forth below.

1. PAYMENT. Maker shall pay monthly payments of interest only commencing July 2003. Maker shall pay in full the aggregate unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, on or before December 31, 2004.

2. INTEREST.

      (a) Base Interest Rate. Except as set forth in Section 2(b) below, interest on the unpaid principal balance of this Note shall accrue from June 24, 2003, at the interest rate of seven and one-half percent (7.5%) per annurn (the "Base Interest Rate").

      (b) Prepayment Interest Rate. In the event Maker makes a prepayment pursuant to Section 3(b) below, interest on the unpaid principal balance of this Note shall accrue at an interest rate of nine percent (9%) per annum (the "Prepayment Interest Rate") from the date of such prepayment.

Page 1 - Amended and Restated Promissory Note

      (c) Interest shall be computed on the outstanding principal amount on the basis of a 365-day year and actual days elapsed.

3. PREPAYMENT.

      (a) Except as set forth in Section 3(b) below, this Note may be prepaid, at any time and from time to time, in whole or in part, without penalty or premium. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the amount prepaid. All payments shall be made directly to RGS in immediately available funds.

      (b) In the event Maker obtains debt financing from VenCore Solutions LLC, ("VenCore") on the terms and subject to the conditions set forth in Exhibit A to this Note, Maker shall pay RGS an amount equal to thirty-three and one-third percent (33.33%) of such debt financing as partial prepayment of the unpaid principal balance on this Note. Such payment shall be made within ten business days of Maker's receipt of Funds from VenCore.

4. LATE CHARGE. If any monthly payment of interest is not received by RGS within ten (10) business days following the date due, then a late charge equal to five percent (5%) of the late payment shall automatically accrue and be added to the principal balance of this Note as of the sixth (6th) business day following the due date of such payment. Maker shall pay that late charge to RGS concurrently with the next monthly payment due under this Note.

5. CROSS-DEFAULT.

      (a) Security Agreement. RGS and Maker a parties to a Second Amended and Restated Security Agreement dated as of even date with this Note (the "Security Agreement") granting RGS a security interest in certain collateral (as more specifically defined in the Security Agreement). A default under the terms of the Security Agreement, shall, if not cured within thirty (30) days of such default, constitute a default under the terms of this Note.

      (b) Third-party Lenders. Maker has obtained a loan from Access Business Finance, LLC, a Washington limited liability company ("ABF"), in accordance with the terms of a Loan and Security Agreement dated December 10, 2002 ("Access Loan Agreement") and financing from VenCore Solutions, LLC, ("VenCore") in accordance with the terms of certain Lease Schedules to the Master Lease Agreement, dated June 24, 2003 (the "VenCore Leases"). A default by Maker under the Access Loan Agreement or the VenCore Leases or any other document or instrument delivered to ABF or VenCore with respect to the Access Loan Agreement or the VenCore Leases respectively, shall, if not cured within thirty (30) days of such default, automatically constitute a default under this Note and the Security Agreement without any obligation of Lender to provide Borrower with a written notcie or opportunity to cure.

Page 2 - Amended and Restated Promissory Note

6. ACCELERATION. Upon default by Maker pursuant to Section 5 of this Note RGS shall have the right, without any obligation to provide advanced written notice to Maker, to accelerate the remaining unpaid principal balance of this Note, and all accrued and unpaid interest thereon, and demand that the same be paid immediately.

7. MISCELLANEOUS.

      (a) In the event that RGS uses an outside attorney to construe, interpret, or enforce any of the provisions of this Note or take any action in any bankruptcy, insolvency or similar proceeding affecting creditors' rights generally (including, without limitation, prosecution of a motion for relief from stay, proposal of a Chapter 11 plan, objection to a disclosure statement or a Chapter 11 or 13 plan, or objection to proposed use, sale or lease of property) or in mediation or arbitration, RGS shall be entitled to recover from Maker its reasonable attorney fees and other costs incurred regardless of whether any legal proceeding is commenced. If any legal action, arbitration or other proceeding is brought, the prevailing party shall be entitled to recover its reasonable attorney fees and other costs incurred in connection therewith, both at trial and on any appeal therefrom or petitions for review thereof.

      (b) All parties to this Note hereby waive presentment, dishonor, notice of dishonor, and protest. All parties to this Note hereby consent to, and the holder of this Note is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due under this Note, or under any documents or instrurnents relating to or securing this Note, or the performance of any covenants, conditions or agreements hereof or thereof, or the taking or release of collateral securing this Note. The liability of all parties on this Note shall not be discharged by any action consented to above taken by any holder of this Note.

      (c) Maker may not assign or transfer this Note without the prior written consent of RGS. This Note is made with reference to, and is to be construed in accordance with, the laws of the State of Oregon, exclusive of choice of law or conflicts of law rules or principles. Time is of the essence of this Note.

      (d) This Note is secured by a Security Agreement of even date covering the collateral described therein.

Page 3 - Amended and Restated Promissory Note

      Maker executes this Note as of the date first above written and acknowledges receipt of a copy of this Note.

                                    microHelix, Inc., successor by merger to mHL Development Co., Inc.



                                    By:         /s/ Ty Pettit
                                       -----------------------------------------
                                    Name:          Ty Pettit
                                         ---------------------------------------
                                    Title:         President & CEO
                                          ----------------------------------


                                    Richard G. Sass

                                             /s/ Richard G. Sass
                                    --------------------------------------------
                                    Name:  Richard G. Sass

Page 4 - Amended and Restated Promissory Note

                                     WAIVER
                                       TO
                              AMENDED AND RESTATED
                               SECURITY AGREEMENT

      This Waiver to Amended and Restated Security Agreement (the "Waiver") between Richard G. Sass ("RGS"), an individual resident of Oregon and microHelix, Inc. ("microHelix"), an Oregon corporation is effective as of June 24, 2003.

                                    RECITALS

1. RGS and microHelix are parties to that certain Amended and Restated Security Agreement dated February 8, 2002 (the "Security Agreement") pursuant to which microHelix granted RGS a security interest in certain collateral of microHelix.

2. microHelix proposes to sell two lasers owned by microHelix and described in Exhibit A to this Waiver (the "Lasers"). Under the terms of the Security Agreement, microHelix must hold all proceeds from the disposition of the collateral in trust for RGS.

                                    AGREEMENT

1. WAIVER. For good and valuable consideration RGS hereby waives the requirement that all proceeds from the disposition of the sale of the Lasers.

2. PAYMENT. Upon the sale of the Lasers, microHelix shall pay to RGS fifty percent (50%) of the proceeds of such sale. The proceeds of sale of the Lasers shall be determined after deducting all sales expenses reasonably incurred by microHelix with respect thereto. RGS understands and specifically waives his right to the remaining portion of the sales proceeds.

3. NO OTHER WAIVER. The waiver granted by RGS is limited to the specific waiver set forth in this Waiver and does not constitute and shall not be deemed a waiver of any other provision of the Security Agreement.

4. GOVERNING LAW. This Waiver will be governed by, construed and enforced in accordance with the laws of the State of Oregon.

                                             MICROHELIX, INC.

          /s/   Richard G. Sass              By:            /s/ Tyram Pettit
-----------------------------------               -------------------------
Richard G. Sass

                                    EXHIBIT A
                                    WAIVER TO
                              AMENDED AND RESTATED
                               SECURITY AGREEMENT

ESI Model 4420 Laser Micromachining Laser System, SN: 142017

ESI Model 4420 Laser Micromachining Laser System, SN: 142020.

                           SECOND AMENDED AND RESTATED

                               SECURITY AGREEMENT

DEBTOR:MICROHELIX, INC.                              RGS: RICHARD G. SASS
         16125 SW 72ND AVENUE                        02000 SW PALATINE HILL ROAD
         TIGARD, OR 97224                            PORTLAND, OR 97219

THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT ("Agreement") dated June 24, 2003, is made and executed between microHelix, Inc. ("Debtor") and RICHARD G. SASS ("RGS") and amends and restates, but does not novate, the Amended and Restated Security Agreement between the parties dated February 8, 2002.

GRANT OF SECURITY INTEREST. For valuable consideration, Debtor grants to RGS a security interest in the Collateral (defined below), excluding the Excluded Collateral (defined below) to secure the Amended and Restated Promissory Note dated June 24 , 2003, in the amount of $500,000.00, (the "Note" and also called the June "Indebtedness") and agrees that RGS shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which RGS may have by law.

COLLATERAL DESCRIPTION. The word "Collateral" as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Debtor is hereby giving to RGS a security interest for the payment of the Indebtedness and performance of all other obligations under the Notes and this Agreement:

Inventory, Chattel Paper, Accounts, Equipment, Instruments, and General Intangibles as defined in the Oregon Uniform Commercial Code, other than the "Excluded Collateral", as such term is defined in this Agreement.

In addition, the word "Collateral" also includes all the following, whether now ovmed or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(A) All accessions, attachments, accessories, tools, parts, supplies, replacements and additions to any of the collateral described herein, whether added now or later.

(B) All products and produce of any of the property described in this Collateral section.

Page 1 - SECURITY AGREEMENT

(C) All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

(D) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.

(E) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Debtor's right, title, and interest in and to all computer software required to.utilize, create, maintain, and process any such records or data on electronic media.

The word "Collateral" shall not include that equipment listed in Schedule A to this Agreement (the "Excluded Collateral").

DEBTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Debtor represents and promises to RGS that:

PERFECTION OF SECURITY INTEREST. Debtor agrees to execute financing statements and to take whatever other actions are requested by RGS to perfect and continue RGS' security interest in the Collateral. Subject to the Permitted Encumbrances (defined below under the heading Transactions Involving Collateral), upon request of RGS, Debtor will deliver to RGS any and all of the documents evidencing or constituting the Collateral, and Debtor will note RGS' interest upon any and all chattel paper if not delivered to RGS for possession by RGS.

NOTICES TO RGS. Debtor will promptly notify RGS in writing at RGS' address shown above (or such other addresses as RGS may designate from time to time) prior to any (1) change in Debtor's name; (2) change in Debtor's principal office address; (3) change in Debtor's state of organization; or (4) change in any other aspect of Debtor that directly or indirectly relates to any agreements between Debtor and RGS. No change in Grantor's name or state of organization will take effect until after RGS has received notice.

NO VIOLATION. The execution and delivery of this Agreement will not violate any law or agreement governing Debtor or to which Debtor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

ENFORCEABILITY OF COLLATERAL. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial

Page 2 - SECURITY AGREEMENT

Code, subject to the Permitted Encumbrances, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning forin, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any Account becomes subject to a security interest in favor of RGS, the Account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by Debtor with or for the account debtor.

LOCATION OF THE COLLATERAL. Except in the ordinary course of Debtor's business, Debtor agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Debtor's address shown above or, subject to the Permitted Encumbrances, at such other locations as are acceptable to RGS.

REMOVAL OF THE COLLATERAL. Except in the ordinary course of Debtor's business, including the sales of inventory, Debtor shall not remove the Collateral from its existing location without RGS' prior written consent. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of Oregon, without RGS' prior written consent. Grantor shall, whenever requested, advise RGS of the exact location of the Collateral.

TRANSACTIONS INVOLVING COLLATERAL. Except for inventory sold or accounts collected in the ordinary course of Debtor's business, or as otherwise provided for in this Agreement, Debtor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Debtor shall not pledge, mortgage, encumber -or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, the security interest granted to Access Business Finance L.L.C. and the security interest granted to VenCore Solutions LLC on June___ 2003 ("Permitted Encumbrances"), without the prior written consent of RGS. This includes security interests even if junioi in right to the security interests granted under this Agreement. Unless waived by RGS, and subject to the Permitted Encumbrances, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for RGS and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by RGS to any sale or other disposition. Upon receipt, and subject to the Permitted Encumbrances, Grantor shall immediately deliver any such proceeds to RGS.

TITLE. Debtor represents and warrants to RGS that Debtor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement and the Permitted Encumbrances. No

Page 3 - SECURITY AGREEMENT
financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement and the Permitted Encumbrances or to which RGS has specifically consented. Other than in connection with the Permitted Encumbrances, Debtor shall defend RGS' rights in the Collateral against the claims and demands of all other persons.

REPAIRS AND MAINTENANCE. Debtor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Debtor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

INSPECTION OF COLLATERAL. Subject to the rights of secured parties pursuant to the Permitted Encumbrances, RGS and his designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

TAXES, ASSESSMENTS AND LIENS. Debtor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, or upon any promissory note or notes evidencing the Indebtedness. Debtor may withhold any such payment or may elect to contest any lien if Debtor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as RGS' interest in the Collateral is not jeopardized in RGS' sole opinion.

COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Debtor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral. Debtor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as RGS' interest in the Collateral, in RGS' opinion, is not jeopardized.

MAINTENANCE OF CASUALTY INSURANCE. Debtor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as RGS may'require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to RGS and issued by a company or companies reasonably acceptable to RGS and the holder of the Permitted Encumbrance. Debtor, upon request of RGS, will deliver to RGS from time to time copies of the policies or certificates of insurance in form satisfactory to RGS, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to RGS and not including any disclaimer of the insurer's liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of RGS will not be impaired in any way by any act, omission or default of Debtor or any other person. In connection with all policies covering assets in

Page 4 - SECURITY AGREEMENT
which RGS holds or is offered a security interest, subject to the Permitted Encumbrances, Debtor will provide RGS with such loss payable or other endorsements as RGS may require. If Debtor at any time fails to obtain or maintain any insurance as required under this Agreement, RGS may (but shall not be obligated to) obtain such insurance as RGS deems appropriate, including if RGS so chooses "single interest insurance," which will cover only RGS' interest in the Collateral.

APPLICATION OF INSURANCE PROCEEDS. Debtor shall promptly notify RGS of any loss or damage to the Collateral. Subject to the Permitted Encumbrance, RGS may make proof of loss if Debtor fails to do so within fifteen (15) days of the casualty. Subject to the Permitted Encumbrance, all proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by RGS as part of the Collateral. If RGS consents to repair or replacement of the damaged or destroyed Collateral, RGS shall, upon satisfactory proof of expenditure, pay or reimburse Debtor from the proceeds for the reasonable cost of repair or restoration. If RGS does not consent to repair or replacement of the Collateral, RGS shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Debtor. Subject to the Permitted Encumbrance, any proceeds which have not been disbursed within six (6) months after their receipt and which Debtor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

DEBTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS. Until default and except as otherwise provided below with respect to accounts and except as provided above in the section entitled "Transactions Involving Collateral," Debtor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement, provided that Debtor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by RGS is required by law to perfect RGS' security interest in such Collateral. Until otherwise notified by RGS, Debtor may collect any of the Collateral consisting of accounts. At any time and even though no Event of Default exists, RGS may, subject to the Permitted Encumbrances, exercise his rights to collect the accounts and to notify account debtors to make payments directly to RGS for application to the Indebtedness. If RGS at any time has possession of any Collateral, whether before or after an Event of Default, RGS shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if RGS takes such action for that purpose as Debtor shall request or as RGS, shall deem appropriate under the circumstances, but failure to honor any request by Debtor shall not of itself be deemed to be a failure to exercise reasonable care. RGS shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

RGS' EXPENDITURES. If any action or proceeding is commenced that would materially affect RGS' interest in the Collateral or if Debtor fails to comply with any provision of this Agreement, including but not limited to Debtor's failure to discharge or

Page 5 - SECURITY AGREEMENT
pay when due any amounts Debtor is required to discharge or pay under this Agreement, RGS on Debtor's behalf may (but shall not be obligated to), subject to the Permitted Encumbrances, take any action that RGS deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by RGS for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by RGS to the date of repayment by Debtor. All such expenses will become a part of the Indebtedness and, at RGS' option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Agreement will also secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which RGS may be entitled upon Default.

DEFAULT. Each of the following shall constitute an Event of Default under this
Agreement:

PAYMENT DEFAULT. Debtor fails to make any payment when due under the Indebtedness or this Agreement.

OTHER DEFAULTS. Debtor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or the Notes.

CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Debtor or by any governmental. agency against any Collateral securing the Indebtedness. However, this Event of Default shall not apply if there is a good faith dispute by Debtor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Debtor gives RGS written notice of the creditor or forfeiture proceeding and deposits with RGS monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by RGS, in his sole discretion, as being all adequate reserve or bond for the dispute.

CURE PROVISIONS. If any default, other than a default in payment, is curable and if Debtor has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Debtor, after receiving written notice from RGS demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which RGS deems in his sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

Page 6 - SECURITY AGREEMENT

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, RGS shall have all the rights of a secured party under the Oregon Uniforrn Commercial Code. In addition and without limitation, but subject to the rights of the Permitted Encumbrance holder, if any, RGS may exercise any one or more of the following rights and remedies:

ACCELERATE INDEBTEDNESS. RGS may declare the entire Indebtedness immediately due and payable, without notice of any kind to Debtor.

ASSEMBLE COLLATERAL. RGS may require Debtor to deliver to RGS all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. RGS may require Debtor to assemble the Collateral and make it available to RGS at a place to be designated by RGS. RGS also shall have full power to enter upon the property of Debtor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Debtor agrees RGS may take such other goods, provided that RGS makes reasonable efforts to return them to Debtor after repossession.

SELL THE COLLATERAL. RGS shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in RGS' own name or that of Debtor. RGS may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, RGS will give Debtor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

APPOINT RECEIVER. RGS shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the proceeds from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. RGS' right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount.

Page 7 - SECURITY AGREEMENT

COLLECT REVENUES, APPLY ACCOUNTS. RGS, either himself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral- RGS may at any time in RGS' discretion transfer any Collateral into RGS' own name or that of RGS' nominee and receive the payments, rents, income, and re-venues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as RGS may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, RGS may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as RGS may determine, whether or not Indebtedness or Collateral is then due. For these purposes, RGS may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, RGS may notify account debtors and obligors on any Collateral to make payments directly to RGS.

OBTAIN DEFICIENCY. If RGS chooses to sell any or all of the Collateral, RGS may obtain a judgment against Debtor for any deficiency remaining on the Indebtedness due to RGS after application of all amounts received from the exercise of the rights provided in this Agreement. Debtor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

OTHER RIGHTS AND REMEDIES. RGS shall have all the rights and remedies of a secured creditor under the provisions of the Oregon Uniform Commercial Code, as may be amended from time to time. In addition, RGS shall have and may exercise any or all other rights and remedies he may have available at law, in equity, or otherwise.

ELECTION OF REMEDIES. Except as may be prohibited by applicable law, all of RGS' rights and remedies, whether evidenced by this Agreement, the Notes, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by RGS to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Debtor under this Agreement, after Debtor's failure to perform, shall not affect RGS' right to declare a default and exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

AMENDMENTS. This Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in

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
writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

ARBITRATION. Debtor and RGS agree that all disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this Agreement or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed, upon request of either party. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosure by notice and sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Oregon Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable iri any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

ATTORNEYS' FEES; EXPENSES. Debtor agrees to pay upon demand all of RGS' costs and expenses, including RGS' attorneys' fees and RGS' legal expenses, incurred in connection with the enforcement of this Agreement. RGS may hire or pay someone else to help enforce this Agreement, and Debtor shall pay the costs and expenses of such enforcement. Costs and expenses include RGS' attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated postjudgment collection services. Debtor also shall pay all court costs and such additional fees as may be directed by the court.

GOVERNING LAW. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Oregon. This Agreement has been accepted by RGS in the State of Oregon.

Page 9 - SECURITY AGREEMENT

PREFERENCE PAYMENTS. Any monies RGS pays because of an asserted preference claim in Debtor's bankruptcy will become a part of the Indebtedness and, at RGS' option, shall be payable by Debtor as provided in this Agreement.

NO WAIVER BY RGS. RGS shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by RGS. No delay or omission on the part of RGS in exercising any right shall operate as a waiver of such right or any other right. A waiver by RGS of a provision of this Agreement shall not prejudice or constitute a waiver of RGS' right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by RGS, nor any course of dealing between RGS and Debtor, shall constitute a waiver of any of RGS' rights or of any of Debtor's obligations as to any future transactions. Whenever the consent of RGS is required under this Agreement, the granting of such consent by RGS -in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of RGS.

NOTICES. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other party, specifying that the purpose of the notice is to change the party's address. For notice purposes, Debtor agrees to keep RGS informed at all times of Debtor's current address. Unless otherwise provided or required by law, if there is more than one Debtor, any notice given by RGS to any Debtor is deemed to be notice given to all Debtors.

POWER OF ATTORNEY. Grantor hereby appoints RGS as Grantor's irrevocable attomey-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties. RGS may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse RGS for all expenses for the perfection and the continuation of the perfection of RGS' security interest in the Collateral.

SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstances. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the

Page 10 - SECURITY AGREEMENT
offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Debtor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Debtor, RGS, without notice to Debtor, may deal with Debtor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Debtor from the obligations of this Agreement or liability under the Indebtedness.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, and agreements made by Debtor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Debtor's Indebtedness shall be paid in full.

TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

DEBTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS SECURITY AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED FEBRUARY 8, 2002.

Debtor                                  RGS
microHelix, Inc.,                               Richard G. Sass
an Oregon corporation

By:     /s/  Ty Pettit                                /s/ Richard G. Sass
   ------------------------------               --------------------------------
Name:       Ty Pettit
     ----------------------------
Title:     President & CEO
      ---------------------------


Tax         Identification              Number:                      91-1758621

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
                                   SCHEDULE A
                                       TO
                           SECOND AMENDED AND RESTATED
                               SECURITY AGREEMENT

"Excluded Collateral" shall mean the following:

1. ESI Model 4420 Laser Micromachining Laser System, SN: 142017

2. ESI Model 4420 Laser Micromachining Laser System, SN: 142020.